UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to § 240.14a-12

BlackRock Investment Quality Municipal Trust, Inc.

BlackRock Long-Term Municipal Advantage Trust

BlackRock MuniAssets Fund, Inc.

BlackRock Municipal Income Quality Trust

BlackRock Municipal Income Trust

BlackRock Municipal Income Trust II

BlackRock MuniHoldings Fund, Inc.

BlackRock MuniYield Fund, Inc.

BlackRock MuniYield Quality Fund, Inc.

BlackRock MuniYield Quality Fund II, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear [__]

The BlackRock closed-end funds listed below will be holding joint special meetings of shareholders (each, a “Joint Special Meeting”) in order to consider and vote on certain reorganizations among the below funds (the “Funds”), as announced on January 21, 2025 (BlackRock Announces Board Approval of Closed-End Fund Reorganizations | Business Wire) and as detailed below:

•

BlackRock Municipal Income Trust II (NYSE: BLE), BlackRock Municipal Income Quality Trust (NYSE: BYM) and BlackRock Municipal Income Trust (NYSE: BFK) into BlackRock MuniHoldings Fund, Inc. (NYSE: MHD) with MHD continuing as the surviving Fund;

•

BlackRock Investment Quality Municipal Trust, Inc. (NYSE: BKN), BlackRock MuniYield Quality Fund II, Inc. (NYSE: MQT) and BlackRock MuniYield Fund, Inc. (NYSE: MYD) into BlackRock MuniYield Quality Fund, Inc. (NYSE: MQY), with MQY continuing as the surviving Fund; and

•	BlackRock Long-Term Municipal Advantage Trust (NYSE: BTA) into BlackRock MuniAssets Fund, Inc. (NYSE: MUA), with MUA continuing as the surviving Fund

We request that you take all necessary steps to recall any Fund shares on loan in order to ensure that you are a record date shareholder with respect thereto. The record date for each Joint Special Meeting is expected to be on or about February 24.

This communication is not intended to, and does not solicit a proxy from any shareholder of a Fund. The solicitation of proxies to effect the reorganizations announced on January 21, 2025 with respect to the Funds (each, a “Reorganization”) will only be made by a definitive Proxy Statement.

This communication references Proxy Statements, to be filed by the Funds. The Proxy Statements have yet to be filed with the SEC. After each Proxy Statement is filed with the SEC, it may be amended or withdrawn. The Funds and their trustees, directors, officers and employees, and BlackRock, and its shareholders, officers and employees and other persons may be deemed to be participants in the solicitation of proxies with respect to the Reorganizations. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of each Fund’s trustees, directors, officers and employees, and BlackRock and its shareholders, officers and employees and other persons by reading each Proxy Statement when it is filed with the SEC. INVESTORS AND SECURITY HOLDERS OF THE FUNDS ARE URGED TO READ THE PROXY STATEMENTS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REORGANIZATIONS. INVESTORS SHOULD CONSIDER THE INVESTMENT OBJECTIVE, RISKS, CHARGES AND EXPENSES OF THE FUNDS CAREFULLY. THE PROXY STATEMENT WILL CONTAIN INFORMATION WITH RESPECT TO THE INVESTMENT OBJECTIVE, RISKS, CHARGES AND EXPENSES OF THE FUNDS. The Proxy Statements will not constitute an offer to buy or sell securities, in any state where such offer or sale is not permitted. Security holders may obtain free copies (when it becomes available) of the Proxy Statements and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, free copies (when it becomes available) of the Proxy Statements and other documents filed with the SEC may also be obtained by directing a request to BlackRock at (800) 882-0052.